Filed Pursuant to Rule 433

Registration No. 333-133809

Registration No. 333-133809-06

World Omni Auto Receivables Trust 2009-A

Issuing Entity

World Omni Auto Receivables LLC

Depositor

World Omni Financial Corp.

Servicer and Sponsor

Free Writing Prospectus, dated January 12, 2009

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-294-1322.

    The Notes

Class	Type	Anticipated Rating (S&P/Moody’s)	Balance	Structuring Coupon	WAL to Call

A-1	Money Market	A-1+/P-1	$104,000,000	2.25167%	0.29

A-2	Fixed/Floating	AAA/Aaa	$152,000,000	4.88%	1.00

A-3	Fixed/Floating	AAA/Aaa	$144,000,000	5.85%	2.00

A-4	Fixed/Floating	AAA/Aaa	$100,000,000	7.11%	3.07

Credit Enhancement
Subordination (Class B notes are not being offered)	10.75% of initial pool balance *
Overcollateralization	2.25% of initial pool balance *
Target Overcollateralization	3.50% of current pool balance *
Overcollateralization Floor	1.00% of initial pool balance *
Reserve Deposit Percentage	0.25% of initial pool balance (non-declining) *

*	Pool balance is the aggregate principal balance of the receivables on the related date less the YSOC Amount as of the related date.

Assumptions
Cut-off Date	1/1/2009
Settlement Date	1/15/2009
First Payment Date **	2/15/2009
Pricing Speed	1.50% ABS
Cleanup Call	10%
Servicing Fee	1.00%

**

For modeling purposes, payments on the notes are assumed to be made on the 15th day of each month; however, actual payments will be made on the notes on the 15th day of each month, except that when the 15th day is not a business day, payments on the notes will be made on the next business day.

THE STATISTICAL POOL

The characteristics set forth below are based on a pool of receivables as of December 2, 2008, the statistical cutoff date. The characteristics of the receivables in any actual pool will differ from those of the statistical pool.

The following table sets forth information regarding the composition of the receivables in the statistical pool as of the statistical cutoff date. The “Weighted Average Annual Percentage Rate,” the “Weighted Average Original Term to Maturity,” the “Weighted Average Remaining Term to Maturity” and the “Weighted Average FICO® score” in the table are weighted based on the principal balance of the related receivables as of the statistical cutoff date.

Composition of the Receivables in the Statistical Pool as of the Statistical Cutoff Date

Aggregate Principal Balance	$588,676,166.15
Number of Receivables	26,587
Average Principal Balance	$22,141.50
Average Original Principal Balance	$22,959.86
Range of Original Principal Balance	$5,000.00 to $69,564.69
Weighted Average Annual Percentage Rate	6.45%
Range of Annual Percentage Rates	0.00% to 19.99%
Weighted Average Original Term to Maturity	66.47 months
Range of Original Terms to Maturity	24 months to 84 months
Percent of Aggregate Principal Balance with Original Terms greater than 60 months	67.32%
Weighted Average Remaining Term to Maturity	64.11 months
Range of Remaining Terms to Maturity	3 months to 84 months
Weighted Average FICO® score(1),(2)	723
Range of FICO® scores that represents greater than 90% of all pool FICO® scores(2),(3)	601 – 840

(1)	FICO is a registered trademark of Fair Isaac Corporation. An obligor’s FICO score measures the likelihood that such obligor will repay his or her obligation as expected.
(2)	FICO scores are calculated excluding accounts for which no FICO score is available.
(3)	A 90% FICO score range of 601—840 has the meaning that greater than 90% of the aggregate outstanding principal balance of the applicable receivables is composed of obligors with FICO scores between 601 and 840, with less than 5% of obligor FICO scores (based on the aggregate outstanding principal balance of the applicable receivables) exceeding 840 and less than 5% of obligor FICO scores (based on the aggregate outstanding principal balance of the applicable receivables) falling below 601.

As of the statistical cutoff date, approximately 85.31% of the aggregate principal balance of the receivables in the statistical pool, constituting approximately 81.64% of the total number of receivables in the statistical pool, represented financings of new vehicles, and approximately 14.69% of the aggregate principal balance of the receivables in the statistical pool, constituting approximately 18.36% of the total number of receivables in the statistical pool, represented financings of used vehicles. As of the statistical cutoff date, approximately 97.27% of the aggregate principal balance of the receivables in the statistical pool, constituting approximately 95.92% of the total number of receivables in the statistical pool, represented financings of Toyota manufactured vehicles. No other manufacturer of vehicles is represented by more than 0.87% of the total number of receivables in the statistical pool.

The following table sets forth information regarding the composition of the receivables relating to financings of Toyota vehicles in the statistical pool as of the statistical cutoff date.

Distribution of the Toyota Vehicles in the Statistical Pool by Product Segment

as of the Statistical Cutoff Date(1)

Product Segment	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
Passenger Car	15,581	61.10%	$302,936,401.73	52.91%
Large Truck / Large SUV(2)	3,939	15.45	122,500,037.57	21.39
Other Truck / Other SUV / Minivan	5,981	23.45	147,144,326.52	25.70

Total	25,501	100.00%	$572,580,765.82	100.00%

(1)	Includes only retail installment sales contracts representing financings of new and used Toyota vehicles.
(2)	Includes only Toyota Sequoia, Toyota Landcruiser and Toyota Tundra retail installment sales contracts.

The following table sets forth information regarding the geographic distribution of the receivables in the statistical pool as of the statistical cutoff date for the states with the largest concentrations of receivables. No other state accounts for more than 0.40% of the aggregate principal balance of the receivables in the statistical pool. The breakdown by state is based on the billing addresses of the obligors of the receivables. The percentages in the table may not add up to 100% because of rounding.

Geographic Distribution of the Receivables in the Statistical Pool as of the Statistical Cutoff Date

State	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
Florida	11,670	43.89%	$255,910,387.88	43.47%
Georgia	4,671	17.57	107,244,716.34	18.22
North Carolina	4,826	18.15	105,876,129.26	17.99
Alabama	2,920	10.98	66,337,810.42	11.27
South Carolina	1,845	6.94	38,973,550.40	6.62
All Others	655	2.46	14,333,571.85	2.43

Total	26,587	100.00%	$588,676,166.15	100.00%

The following table sets forth information regarding the distribution of the receivables in the statistical pool by annual percentage rate as of the statistical cutoff date. Percentages in the table may not add up to 100% because of rounding.

Distribution of the Receivables in the Statistical Pool by Annual Percentage Rate

as of the Statistical Cutoff Date

Annual Percentage Rate Range	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
0.000 – 1.000%	4,446	16.72%	$128,997,363.25	21.91%
1.001 – 2.000%	263	0.99	3,905,390.98	0.66
2.001 – 3.000%	1,004	3.78	19,480,877.52	3.31
3.001 – 4.000%	2,741	10.31	55,787,938.29	9.48
4.001 – 5.000%	131	0.49	2,677,484.49	0.45
5.001 – 6.000%	1,742	6.55	31,262,277.12	5.31
6.001 – 7.000%	2,762	10.39	57,159,426.12	9.71
7.001 – 8.000%	3,226	12.13	71,641,407.47	12.17
8.001 – 9.000%	3,264	12.28	73,370,951.44	12.46
9.001 – 10.000%	1,998	7.51	42,941,597.13	7.29
10.001 – 11.000%	1,172	4.41	24,471,277.85	4.16
11.001 – 12.000%	1,079	4.06	22,821,150.16	3.88
12.001 – 13.000%	602	2.26	12,246,261.87	2.08
13.001 – 14.000%	313	1.18	6,182,471.83	1.05
14.001 – 15.000%	338	1.27	6,763,836.58	1.15
15.001 – 16.000%	225	0.85	4,399,827.91	0.75
16.001 – 17.000%	668	2.51	13,590,879.85	2.31
17.001 – 18.000%	304	1.14	5,664,611.84	0.96
18.001 – 19.000%	173	0.65	3,018,952.99	0.51
19.001 – 20.000%	136	0.51	2,292,181.46	0.39

Total	26,587	100.00%	$588,676,166.15	100.00%

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

The following tables set forth information concerning World Omni Financial Corp.’s delinquency, net loss and repossession experience with respect to its originated portfolio of fixed rate retail installment sale contracts originated by or acquired in the ordinary course of business by World Omni Financial Corp. or its affiliates. The originated portfolio does not include receivables acquired from unaffiliated third parties.

The delinquency figures reported in the tables are calculated as a percentage of the total number of contracts at period end, but exclude delinquent bankruptcy contracts. As of September 30, 2008, the number of bankrupt contracts greater than 60 days past due was 1,298. The period of delinquency used in calculating the tables is based on the number of days payments are contractually past due.

The data presented in the following tables are for illustrative purposes only. There is no assurance that World Omni Financial Corp.’s delinquency, net loss and repossession experience with respect to fixed rate retail installment sale contracts in the future, or the experience of any trust with respect to the receivables, will be similar to that described below. Losses and delinquencies are affected by, among other things, general and regional economic conditions and the supply of and demand for automobiles and light-duty trucks. The percentages in the tables below have not been adjusted to eliminate the effect of the growth of World Omni Financial Corp.’s originated portfolio. Accordingly, the repossession and net loss percentages would be expected to be higher than those shown if a group of contracts were isolated for a period of time and the repossession and net loss data showed the activity only for that isolated group over the periods indicated. The percentages in the table may not add up to 100% because of rounding.

Delinquency Experience

	At September 30,	At December 31,
	2008	2007	2006	2005	2004	2003
(Dollars in Thousands)
Ending Net Receivables	$4,667,993	$4,230,104	$3,669,268	$2,993,074	$2,626,432	$2,438,668
Ending Number of Contracts	311,518	287,653	259,339	226,907	208,494	201,737
Number of Delinquent Contracts(1)
31-60 Days	4,968	4,417	3,258	3,279	2,830	2,490
61-90 Days	1,081	1,072	606	646	428	358
91 Days and Over	336	422	227	213	129	136

Total	6,385	5,911	4,091	4,138	3,387	2,984

Percent of Delinquent Contracts
31-60 Days	1.59%	1.54%	1.26%	1.45%	1.36%	1.23%
61-90 Days	0.35	0.37	0.23	0.28	0.21	0.18
91 Days and Over	0.11	0.15	0.09	0.09	0.06	0.07

Total	2.05%	2.06%	1.58%	1.82%	1.63%	1.48%

Dollar Amount of Delinquent Contracts(1)
31-60 Days	$77,657	$66,481	$42,703	$37,901	$30,282	$26,885
61-90 Days	18,314	17,835	8,319	7,903	4,998	4,397
91 Days and Over	6,218	7,482	3,377	3,037	1,801	1,951

Total	$102,189	$91,798	$54,399	$48,841	$37,081	$33,233

Percent of Dollar Amount of Delinquent Contracts
31-60 Days	1.66%	1.57%	1.16%	1.27%	1.15%	1.10%
61-90 Days	0.39	0.42	0.23	0.26	0.19	0.18
91 Days and Over	0.13	0.18	0.09	0.10	0.07	0.08

Total	2.18%	2.17%	1.48%	1.63%	1.41%	1.36%

(1)	World Omni Financial Corp. considers a payment to be past due or delinquent when an obligor owes more than $40 of the scheduled monthly payment after the related due date. The period of delinquency is based on the number of days that $40 or more of a payment is contractually past due.

Net Loss and Repossession Experience

	Nine months ending September 30,	Year ending December 31,
	2008	2007	2006	2005	2004	2003
(Dollars in Thousands)
Ending Net Receivables	$4,667,993	$4,230,104	$3,669,268	$2,993,074	$2,626,432	$2,438,668
Ending Number of Contracts	311,518	287,653	259,339	226,907	208,494	201,737
Average Portfolio Outstanding During the Period	$4,484,771	$4,006,366	$3,282,086	$2,796,677	$2,519,861	$2,456,935
Average Number of Contracts Outstanding During the Period	301,110	276,631	240,901	215,844	206,041	199,503
Number of Repossessions	4,578	3,571	2,885	2,829	2,869	2,842
Repossessions as a Percentage of Average Number of Contracts Outstanding	2.03%	1.29%	1.20%	1.31%	1.39%	1.42%
Gross Charge-Offs	$59,683	$41,804	$28,807	$25,543	$23,321	$23,540
Recoveries	$(12,021)	$(11,841)	$(6,739)	$(7,339)	$(3,687)	$(2,833)
Net Repossession Losses	$47,662	$29,963	$22,068	$18,204	$19,634	$20,707
Net Repossession Losses as a Percentage of Average Portfolio Outstanding	1.42%	0.75%	0.67%	0.65%	0.78%	0.84%

“Repossessions as a Percentage of Average Number of Contracts Outstanding” and “Net Repossession Losses as a Percentage of Average Portfolio Outstanding” for any period of less than one year have been annualized. “Net Repossession Losses,” which include charged off amounts, equal the aggregate principal balances of all contracts determined to be uncollectible in the period plus accrued but unpaid interest earned through the point of charge-off, less any recoveries, but do not include expenses incurred to dispose of vehicles.

The gross charge-offs for any period equal the total principal amount due on all retail installment sale contracts determined to be uncollectible during the period minus the total amount recovered during that period from the repossession and sale of financed vehicles. The recoveries for any period equal the total amount recovered during that period on retail installment sale contracts previously charged-off. Net repossession losses equal gross charge-offs minus recoveries of retail installment sale contracts previously charged-off.

STATIC POOL INFORMATION ABOUT CERTAIN PREVIOUS SECURITIZED POOLS

The Internet web site found at http://www.worldomni.com/asset_backed/Jan2009, which we refer to as the “static pool website,” sets forth in tabular format static pool information regarding specified pools of retail installment sale contract receivables securitized by the sponsor during the last five years. The term ‘securitized pool’ refers to the pool of receivables included in the applicable statistical pool of receivables or, if there was no statistical pool of receivables, in the initial pool of receivables. The characteristics of each securitized pool described above are based on the securitized pool as of the related statistical cutoff date or initial cutoff date, as applicable. The characteristics of the final pool of receivables for that transaction may vary somewhat from the characteristics of the receivables in the applicable securitized pool.

The characteristics of receivables included in these prior securitizations, as well as the social, economic and other conditions existing at the time when those receivables were originated and repaid, may vary materially from the characteristics of the receivables included in the statistical pool, the initial pool or the final pool of receivables for this transaction, and the social, economic and other conditions existing at the time when the receivables in this receivables pool were originated and that will exist when the receivables in the current receivables pool are repaid. As a result of each of the foregoing, there can be no assurance that the performance of the prior securitized pools will correspond to or be an accurate predictor of the performance of this receivables securitization transaction.

The information on the static pool website will be unrestricted as to access and free of charge. The information described above will remain on the static pool website for a period of not less than five years. If a subsequent update or change is made to that information, the date of that update or change will be clearly indicated on the static pool website.

Information on the static pool website relating to securitized pools that were established before January 1, 2006 is not deemed to be part of this free writing prospectus, any prospectus or prospectus supplement or the registration statement.

PREPAYMENT AND YIELD CONSIDERATIONS

The tables beginning on page 10 have been prepared on the basis of the characteristics of the receivables in the statistical pool. Each absolute prepayment model table assumes that (a) the receivables prepay in full at the specified constant percentage of the absolute prepayment model monthly, with no defaults, losses or repurchases on any of the receivables, (b) each scheduled monthly payment on the receivables is made on the last day of each month and each month has 30 days, (c) interest accrues on the notes at the assumed coupon rate of 2.25167% for the Class A-1 Notes, 4.88% for the Class A-2 Notes, 5.85% for the Class A-3 Notes, 7.11% for the Class A-4 Notes and 0.00% for the Class B Notes, (d) payments on the notes are made on each payment date (and each payment date is assumed to be the 15th day of each applicable month) commencing on February 15, 2009, (e) the closing date is January 15, 2009, (f) the servicer exercises its option to purchase all of the receivables and cause a redemption of the notes when the aggregate principal balance of the receivables is equal to 10.00% or less of the aggregate starting principal balance of the receivables as of their respective cutoff dates, (g) the servicing fee for each month is equal to a rate of 1/12 of 1.00%, (h) interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in the related interest accrual period and a 360-day year and interest on the other classes of notes will be calculated on the basis of a 360-day year of twelve 30-day months, (i) all payments are made as scheduled under the Interest Rate Swaps, if any, (j) the initial outstanding principal amounts of the Class A-1 Notes will be $104,000,000, of Class A-2 Notes will be $152,000,000, of the Class A-3 Notes will be $144,000,000 and of the Class A-4 Notes will be $100,000,000 and (k) the YSOC Amount at each payment date is the amount set forth in the schedule below.

The YSOC Amount schedule set forth below is utilized to calculate the weighted average lives and percentages of original principal amounts at various absolute prepayment model percentages under “Prepayment and Yield Considerations.” The actual YSOC Amount may differ depending on the actual receivables included in the pool of receivables and the actual prepayments and losses on those receivables with an annual percentage rate less than the Required Rate. For purposes of the YSOC Amount schedule set forth below, the Required Rate is assumed to be 8.50%.

Payment Date	Yield Supplement Overcollateralization Amount	Payment Date	Yield Supplement Overcollateralization Amount
Closing Date	$39,661,236.31	August 2012	$4,587,499.36
February 2009	$38,418,163.12	September 2012	$4,208,714.08
March 2009	$37,193,993.90	October 2012	$3,847,963.89
April 2009	$35,988,896.96	November 2012	$3,504,985.55
May 2009	$34,803,041.94	December 2012	$3,179,642.72
June 2009	$33,636,595.77	January 2013	$2,871,845.17
July 2009	$32,489,730.24	February 2013	$2,581,552.64
August 2009	$31,362,615.09	March 2013	$2,308,791.69
September 2009	$30,255,422.95	April 2013	$2,053,719.07
October 2009	$29,168,326.46	May 2013	$1,816,486.32
November 2009	$28,101,501.23	June 2013	$1,597,245.12
December 2009	$27,055,123.73	July 2013	$1,396,144.88
January 2010	$26,029,373.67	August 2013	$1,213,331.39
February 2010	$25,024,432.55	September 2013	$1,048,879.92
March 2010	$24,040,481.58	October 2013	$902,007.86
April 2010	$23,077,704.98	November 2013	$770,914.12
May 2010	$22,136,284.63	December 2013	$654,435.04
June 2010	$21,216,405.85	January 2014	$551,497.51
July 2010	$20,318,254.97	February 2014	$459,990.97
August 2010	$19,442,004.41	March 2014	$377,565.85
September 2010	$18,587,786.10	April 2014	$303,932.63
October 2010	$17,755,355.86	May 2014	$238,780.93
November 2010	$16,943,929.71	June 2014	$181,916.13
December 2010	$16,152,864.50	July 2014	$133,390.13
January 2011	$15,381,778.51	August 2014	$93,121.59
February 2011	$14,630,756.30	September 2014	$60,945.34
March 2011	$13,899,941.74	October 2014	$36,893.07
April 2011	$13,189,514.67	November 2014	$20,567.36
May 2011	$12,499,651.70	December 2014	$10,620.66
June 2011	$11,830,534.77	January 2015	$5,543.38
July 2011	$11,182,336.37	February 2015	$3,598.06
August 2011	$10,555,238.98	March 2015	$2,388.10
September 2011	$9,949,414.86	April 2015	$1,667.74
October 2011	$9,364,870.88	May 2015	$1,226.03
November 2011	$8,801,407.97	June 2015	$854.80
December 2011	$8,258,949.62	July 2015	$554.09
January 2012	$7,737,398.10	August 2015	$324.61
February 2012	$7,235,099.00	September 2015	$165.55
March 2012	$6,749,975.91	October 2015	$71.54
April 2012	$6,282,185.68	November 2015	$24.61
May 2012	$5,831,885.76	December 2015	$6.13
June 2012	$5,399,232.59	January 2016	$0.00
July 2012	$4,984,385.59

For purposes of these absolute prepayment model tables, the receivables have an assumed cutoff date as set forth in the table below. Each absolute prepayment model table indicates the projected weighted average life of each class of notes and sets forth the percent of the original principal amount of each class of notes that is projected to be outstanding after each of the payment dates, shown at various constant absolute prepayment model percentages.

The absolute prepayment model tables also assume that (a) the receivables have been aggregated into six hypothetical pools with all of the receivables within each such pool having the characteristics set forth below and (b) the level scheduled monthly payment (which is based on each pool’s principal balance, weighted average annual percentage rate, weighted average remaining term to maturity and weighted average seasoning as of the assumed cutoff date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

Assumed Receivables Characteristics

Pool	Assumed Cutoff Date	Aggregate Starting Principal Balance	Weighted Average Annual Percentage Rate (%)	Weighted Average Remaining Term to Maturity (In Months)	Weighted Average Seasoning (In Months)
1	1/1/2009	$9,567,924.66	0.810%	21	3
2	1/1/2009	$30,982,948.10	1.530%	35	1
3	1/1/2009	$22,579,252.23	5.430%	45	3
4	1/1/2009	$137,664,372.56	4.140%	57	2
5	1/1/2009	$167,127,740.03	4.850%	67	2
6	1/1/2009	$246,451,642.42	9.760%	73	2

Total		$614,373,880.00

Percentage of Original Class A-1 Principal Amount

at Various Absolute Prepayment Model Percentages:

Payment Date	0.50%	1.00%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%
February 2009	88.11	85.11	82.05	78.92
March 2009	76.28	70.37	64.34	58.18
April 2009	64.53	55.81	47.05	38.26
May 2009	54.50	43.41	32.10	20.54
June 2009	44.92	31.27	17.34	3.12
July 2009	35.37	19.24	2.78	0.00
August 2009	25.84	7.32	0.00	0.00
September 2009	16.34	0.00	0.00	0.00
October 2009	6.87	0.00	0.00	0.00
November 2009	0.00	0.00	0.00	0.00
December 2009	0.00	0.00	0.00	0.00
January 2010	0.00	0.00	0.00	0.00
February 2010	0.00	0.00	0.00	0.00
March 2010	0.00	0.00	0.00	0.00
April 2010	0.00	0.00	0.00	0.00
May 2010	0.00	0.00	0.00	0.00
June 2010	0.00	0.00	0.00	0.00
July 2010	0.00	0.00	0.00	0.00
August 2010	0.00	0.00	0.00	0.00
September 2010	0.00	0.00	0.00	0.00
October 2010	0.00	0.00	0.00	0.00
November 2010	0.00	0.00	0.00	0.00
December 2010	0.00	0.00	0.00	0.00
January 2011	0.00	0.00	0.00	0.00
February 2011	0.00	0.00	0.00	0.00
March 2011	0.00	0.00	0.00	0.00
April 2011	0.00	0.00	0.00	0.00
May 2011	0.00	0.00	0.00	0.00
June 2011	0.00	0.00	0.00	0.00
July 2011	0.00	0.00	0.00	0.00
August 2011	0.00	0.00	0.00	0.00
September 2011	0.00	0.00	0.00	0.00
October 2011	0.00	0.00	0.00	0.00
November 2011	0.00	0.00	0.00	0.00
December 2011	0.00	0.00	0.00	0.00
January 2012	0.00	0.00	0.00	0.00
February 2012	0.00	0.00	0.00	0.00
March 2012	0.00	0.00	0.00	0.00
April 2012	0.00	0.00	0.00	0.00
May 2012	0.00	0.00	0.00	0.00
June 2012	0.00	0.00	0.00	0.00
July 2012	0.00	0.00	0.00	0.00
August 2012	0.00	0.00	0.00	0.00
September 2012	0.00	0.00	0.00	0.00
October 2012	0.00	0.00	0.00	0.00
November 2012	0.00	0.00	0.00	0.00
December 2012	0.00	0.00	0.00	0.00
January 2013	0.00	0.00	0.00	0.00
February 2013	0.00	0.00	0.00	0.00
March 2013	0.00	0.00	0.00	0.00
April 2013	0.00	0.00	0.00	0.00
May 2013	0.00	0.00	0.00	0.00
June 2013	0.00	0.00	0.00	0.00
July 2013	0.00	0.00	0.00	0.00
August 2013	0.00	0.00	0.00	0.00
September 2013	0.00	0.00	0.00	0.00
October 2013	0.00	0.00	0.00	0.00
November 2013	0.00	0.00	0.00	0.00
December 2013	0.00	0.00	0.00	0.00
Weighted Average Life(1)	0.43	0.34	0.29	0.25

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the original principal amount of the note.

Percentage of Original Class A-2 Principal Amount

at Various Absolute Prepayment Model Percentages:

Payment Date	0.50%	1.00%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%
February 2009	100.00	100.00	100.00	100.00
March 2009	100.00	100.00	100.00	100.00
April 2009	100.00	100.00	100.00	100.00
May 2009	100.00	100.00	100.00	100.00
June 2009	100.00	100.00	100.00	100.00
July 2009	100.00	100.00	100.00	90.41
August 2009	100.00	100.00	92.08	78.88
September 2009	100.00	96.94	82.40	67.55
October 2009	100.00	88.94	72.85	56.43
November 2009	98.24	81.02	63.45	45.50
December 2009	91.80	73.18	54.18	34.78
January 2010	85.38	65.43	45.06	24.27
February 2010	78.98	57.75	36.08	13.96
March 2010	72.60	50.15	27.25	3.87
April 2010	66.23	42.64	18.56	0.00
May 2010	59.89	35.21	10.02	0.00
June 2010	53.57	27.86	1.63	0.00
July 2010	47.27	20.60	0.00	0.00
August 2010	40.99	13.42	0.00	0.00
September 2010	34.73	6.33	0.00	0.00
October 2010	28.49	0.00	0.00	0.00
November 2010	22.53	0.00	0.00	0.00
December 2010	16.59	0.00	0.00	0.00
January 2011	10.68	0.00	0.00	0.00
February 2011	4.78	0.00	0.00	0.00
March 2011	0.00	0.00	0.00	0.00
April 2011	0.00	0.00	0.00	0.00
May 2011	0.00	0.00	0.00	0.00
June 2011	0.00	0.00	0.00	0.00
July 2011	0.00	0.00	0.00	0.00
August 2011	0.00	0.00	0.00	0.00
September 2011	0.00	0.00	0.00	0.00
October 2011	0.00	0.00	0.00	0.00
November 2011	0.00	0.00	0.00	0.00
December 2011	0.00	0.00	0.00	0.00
January 2012	0.00	0.00	0.00	0.00
February 2012	0.00	0.00	0.00	0.00
March 2012	0.00	0.00	0.00	0.00
April 2012	0.00	0.00	0.00	0.00
May 2012	0.00	0.00	0.00	0.00
June 2012	0.00	0.00	0.00	0.00
July 2012	0.00	0.00	0.00	0.00
August 2012	0.00	0.00	0.00	0.00
September 2012	0.00	0.00	0.00	0.00
October 2012	0.00	0.00	0.00	0.00
November 2012	0.00	0.00	0.00	0.00
December 2012	0.00	0.00	0.00	0.00
January 2013	0.00	0.00	0.00	0.00
February 2013	0.00	0.00	0.00	0.00
March 2013	0.00	0.00	0.00	0.00
April 2013	0.00	0.00	0.00	0.00
May 2013	0.00	0.00	0.00	0.00
June 2013	0.00	0.00	0.00	0.00
July 2013	0.00	0.00	0.00	0.00
August 2013	0.00	0.00	0.00	0.00
September 2013	0.00	0.00	0.00	0.00
October 2013	0.00	0.00	0.00	0.00
November 2013	0.00	0.00	0.00	0.00
December 2013	0.00	0.00	0.00	0.00
Weighted Average Life(1)	1.51	1.22	1.00	0.85

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the original principal amount of the note.

Percentage of Original Class A-3 Principal Amount

at Various Absolute Prepayment Model Percentages:

Payment Date	0.50%	1.00%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%
February 2009	100.00	100.00	100.00	100.00
March 2009	100.00	100.00	100.00	100.00
April 2009	100.00	100.00	100.00	100.00
May 2009	100.00	100.00	100.00	100.00
June 2009	100.00	100.00	100.00	100.00
July 2009	100.00	100.00	100.00	100.00
August 2009	100.00	100.00	100.00	100.00
September 2009	100.00	100.00	100.00	100.00
October 2009	100.00	100.00	100.00	100.00
November 2009	100.00	100.00	100.00	100.00
December 2009	100.00	100.00	100.00	100.00
January 2010	100.00	100.00	100.00	100.00
February 2010	100.00	100.00	100.00	100.00
March 2010	100.00	100.00	100.00	100.00
April 2010	100.00	100.00	100.00	93.65
May 2010	100.00	100.00	100.00	83.43
June 2010	100.00	100.00	100.00	73.45
July 2010	100.00	100.00	93.01	63.68
August 2010	100.00	100.00	84.47	54.15
September 2010	100.00	100.00	76.08	44.85
October 2010	100.00	99.28	67.86	35.78
November 2010	100.00	92.21	60.00	27.10
December 2010	100.00	85.23	52.29	18.65
January 2011	100.00	78.34	44.74	10.43
February 2011	100.00	71.54	37.34	2.43
March 2011	98.84	64.83	30.11	0.00
April 2011	92.66	58.20	23.03	0.00
May 2011	86.50	51.67	16.12	0.00
June 2011	80.37	45.23	9.36	0.00
July 2011	74.25	38.88	2.77	0.00
August 2011	68.16	32.62	0.00	0.00
September 2011	62.10	26.46	0.00	0.00
October 2011	56.05	20.40	0.00	0.00
November 2011	50.03	14.42	0.00	0.00
December 2011	44.04	8.55	0.00	0.00
January 2012	38.56	3.16	0.00	0.00
February 2012	33.11	0.00	0.00	0.00
March 2012	27.68	0.00	0.00	0.00
April 2012	22.27	0.00	0.00	0.00
May 2012	16.89	0.00	0.00	0.00
June 2012	11.53	0.00	0.00	0.00
July 2012	6.19	0.00	0.00	0.00
August 2012	0.87	0.00	0.00	0.00
September 2012	0.00	0.00	0.00	0.00
October 2012	0.00	0.00	0.00	0.00
November 2012	0.00	0.00	0.00	0.00
December 2012	0.00	0.00	0.00	0.00
January 2013	0.00	0.00	0.00	0.00
February 2013	0.00	0.00	0.00	0.00
March 2013	0.00	0.00	0.00	0.00
April 2013	0.00	0.00	0.00	0.00
May 2013	0.00	0.00	0.00	0.00
June 2013	0.00	0.00	0.00	0.00
July 2013	0.00	0.00	0.00	0.00
August 2013	0.00	0.00	0.00	0.00
September 2013	0.00	0.00	0.00	0.00
October 2013	0.00	0.00	0.00	0.00
November 2013	0.00	0.00	0.00	0.00
December 2013	0.00	0.00	0.00	0.00
Weighted Average Life(1)	2.89	2.41	2.00	1.67

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the original principal amount of the note.

Percentage of Original Class A-4 Principal Amount

at Various Absolute Prepayment Model Percentages:

Payment Date	0.50%	1.00%	1.50%	2.00%
Closing Date	100.00%	100.00%	100.00%	100.00%
February 2009	100.00	100.00	100.00	100.00
March 2009	100.00	100.00	100.00	100.00
April 2009	100.00	100.00	100.00	100.00
May 2009	100.00	100.00	100.00	100.00
June 2009	100.00	100.00	100.00	100.00
July 2009	100.00	100.00	100.00	100.00
August 2009	100.00	100.00	100.00	100.00
September 2009	100.00	100.00	100.00	100.00
October 2009	100.00	100.00	100.00	100.00
November 2009	100.00	100.00	100.00	100.00
December 2009	100.00	100.00	100.00	100.00
January 2010	100.00	100.00	100.00	100.00
February 2010	100.00	100.00	100.00	100.00
March 2010	100.00	100.00	100.00	100.00
April 2010	100.00	100.00	100.00	100.00
May 2010	100.00	100.00	100.00	100.00
June 2010	100.00	100.00	100.00	100.00
July 2010	100.00	100.00	100.00	100.00
August 2010	100.00	100.00	100.00	100.00
September 2010	100.00	100.00	100.00	100.00
October 2010	100.00	100.00	100.00	100.00
November 2010	100.00	100.00	100.00	100.00
December 2010	100.00	100.00	100.00	100.00
January 2011	100.00	100.00	100.00	100.00
February 2011	100.00	100.00	100.00	100.00
March 2011	100.00	100.00	100.00	92.15
April 2011	100.00	100.00	100.00	80.90
May 2011	100.00	100.00	100.00	70.00
June 2011	100.00	100.00	100.00	59.45
July 2011	100.00	100.00	100.00	49.25
August 2011	100.00	100.00	94.67	39.40
September 2011	100.00	100.00	85.33	29.91
October 2011	100.00	100.00	76.24	20.79
November 2011	100.00	100.00	67.40	12.02
December 2011	100.00	100.00	58.82	3.62
January 2012	100.00	100.00	50.90	0.00
February 2012	100.00	96.91	43.21	0.00
March 2012	100.00	89.14	35.76	0.00
April 2012	100.00	81.49	28.56	0.00
May 2012	100.00	73.99	21.59	0.00
June 2012	100.00	66.62	14.86	0.00
July 2012	100.00	59.38	8.38	0.00
August 2012	100.00	52.29	2.15	0.00
September 2012	93.53	45.34	0.00	0.00
October 2012	85.66	38.53	0.00	0.00
November 2012	78.27	32.16	0.00	0.00
December 2012	70.90	25.93	0.00	0.00
January 2013	63.57	19.83	0.00	0.00
February 2013	56.28	13.87	0.00	0.00
March 2013	49.02	8.05	0.00	0.00
April 2013	41.80	2.37	0.00	0.00
May 2013	34.61	0.00	0.00	0.00
June 2013	27.46	0.00	0.00	0.00
July 2013	20.34	0.00	0.00	0.00
August 2013	13.27	0.00	0.00	0.00
September 2013	6.23	0.00	0.00	0.00
October 2013	0.00	0.00	0.00	0.00
November 2013	0.00	0.00	0.00	0.00
December 2013	0.00	0.00	0.00	0.00
Weighted Average Life(1)	4.20	3.67	3.07	2.55

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the original principal amount of the note.

Cashflows

Period	Date	Beg. Pool Balance	YSOC Beg Amt	Adj Pool Beg Bal	Scheduled Principal
1	2/15/2009	$614,373,880.00	$39,661,236.31	$574,712,643.69	$8,624,560.99
2	3/15/2009	596,381,565.62	38,418,163.12	557,963,402.50	8,530,588.06
3	4/15/2009	578,617,229.13	37,193,993.90	541,423,235.23	8,435,606.03
4	5/15/2009	561,082,502.67	35,988,896.96	525,093,605.71	8,339,605.43
5	6/15/2009	543,779,031.53	34,803,041.94	508,975,989.59	8,242,576.72
6	7/15/2009	526,708,474.25	33,636,595.77	493,071,878.48	8,144,510.26
7	8/15/2009	509,872,502.77	32,489,730.24	477,382,772.53	8,045,396.32
8	9/15/2009	493,272,802.51	31,362,615.09	461,910,187.42	7,945,225.09
9	10/15/2009	476,911,072.49	30,255,422.95	446,655,649.54	7,843,986.66
10	11/15/2009	460,789,025.50	29,168,326.46	431,620,699.04	7,741,671.02
11	12/15/2009	444,908,388.13	28,101,501.23	416,806,886.90	7,638,268.07
12	1/15/2010	429,270,900.98	27,055,123.73	402,215,777.25	7,533,767.62
13	2/15/2010	413,878,318.72	26,029,373.67	387,848,945.05	7,428,159.39
14	3/15/2010	398,732,410.22	25,024,432.55	373,707,977.67	7,321,432.98
15	4/15/2010	383,834,958.72	24,040,481.58	359,794,477.14	7,213,577.92
16	5/15/2010	369,187,761.89	23,077,704.98	346,110,056.91	7,104,583.63
17	6/15/2010	354,792,632.00	22,136,284.63	332,656,347.37	6,994,439.42
18	7/15/2010	340,651,396.04	21,216,405.85	319,434,990.19	6,883,134.52
19	8/15/2010	326,765,895.82	20,318,254.97	306,447,640.85	6,770,658.05
20	9/15/2010	313,137,988.15	19,442,004.41	293,695,983.74	6,656,999.01
21	10/15/2010	299,769,544.91	18,587,786.10	281,181,758.81	6,542,146.33
22	11/15/2010	286,662,453.23	17,755,355.86	268,907,097.37	6,118,482.69
23	12/15/2010	274,119,012.21	16,943,929.71	257,175,082.50	6,008,215.79
24	1/15/2011	261,826,522.09	16,152,864.50	245,673,657.59	5,896,730.96
25	2/15/2011	249,786,902.04	15,381,778.51	234,405,123.53	5,784,016.70
26	3/15/2011	238,002,086.95	14,630,756.30	223,371,330.65	5,670,061.39
27	4/15/2011	226,474,027.64	13,899,941.74	212,574,085.90	5,554,853.33
28	5/15/2011	215,204,690.94	13,189,514.67	202,015,176.27	5,438,380.68
29	6/15/2011	204,196,059.87	12,499,651.70	191,696,408.17	5,320,631.51
30	7/15/2011	193,450,133.75	11,830,534.77	181,619,598.98	5,201,593.76
31	8/15/2011	182,968,928.37	11,182,336.37	171,786,592.00	5,081,255.28
32	9/15/2011	172,754,476.11	10,555,238.98	162,199,237.13	4,959,603.79
33	10/15/2011	162,808,826.09	9,949,414.86	152,859,411.23	4,836,626.89
34	11/15/2011	153,134,044.35	9,364,870.88	143,769,173.47	4,712,312.07
35	12/15/2011	143,732,213.95	8,801,407.97	134,930,805.98	4,586,646.71
36	1/15/2012	134,605,435.13	8,258,949.62	126,346,485.51	4,036,656.36
37	2/15/2012	126,164,994.96	7,737,398.10	118,427,596.86	3,921,522.09
38	3/15/2012	117,976,778.70	7,235,099.00	110,741,679.70	3,805,033.20
39	4/15/2012	110,042,886.94	6,749,975.91	103,292,911.03	3,687,176.65
40	5/15/2012	102,365,437.99	6,282,185.68	96,083,252.31	3,567,939.28
41	6/15/2012	94,946,568.01	5,831,885.76	89,114,682.25	3,447,307.79
42	7/15/2012	87,788,431.20	5,399,232.59	82,389,198.61	3,325,268.77
43	8/15/2012	80,893,199.93	4,984,385.59	75,908,814.34	3,201,808.67
44	9/15/2012	74,263,064.92	4,587,499.36	69,675,565.56	3,076,913.83
45	10/15/2012	67,900,235.39	4,208,714.08	63,691,521.31	2,950,570.44
46	11/15/2012	61,806,939.22	3,847,963.89	57,958,975.33	2,659,833.98

Prepayment	Default	Recovery	Loss	Cum Loss Pct	Total Principal
$9,367,753.39	$0.00	$0.00	$0.00	0.00%	$17,992,314.38
9,233,748.43	0.00	0.00	0.00	0.00	17,764,336.49
9,099,120.43	0.00	0.00	0.00	0.00	17,534,726.46
8,963,865.72	0.00	0.00	0.00	0.00	17,303,471.14
8,827,980.56	0.00	0.00	0.00	0.00	17,070,557.28
8,691,461.23	0.00	0.00	0.00	0.00	16,835,971.48
8,554,303.94	0.00	0.00	0.00	0.00	16,599,700.26
8,416,504.92	0.00	0.00	0.00	0.00	16,361,730.01
8,278,060.34	0.00	0.00	0.00	0.00	16,122,046.99
8,138,966.35	0.00	0.00	0.00	0.00	15,880,637.36
7,999,219.08	0.00	0.00	0.00	0.00	15,637,487.15
7,858,814.65	0.00	0.00	0.00	0.00	15,392,582.27
7,717,749.11	0.00	0.00	0.00	0.00	15,145,908.50
7,576,018.52	0.00	0.00	0.00	0.00	14,897,451.50
7,433,618.91	0.00	0.00	0.00	0.00	14,647,196.83
7,290,546.26	0.00	0.00	0.00	0.00	14,395,129.89
7,146,796.54	0.00	0.00	0.00	0.00	14,141,235.96
7,002,365.69	0.00	0.00	0.00	0.00	13,885,500.21
6,857,249.63	0.00	0.00	0.00	0.00	13,627,907.67
6,711,444.23	0.00	0.00	0.00	0.00	13,368,443.24
6,564,945.35	0.00	0.00	0.00	0.00	13,107,091.68
6,424,958.33	0.00	0.00	0.00	0.00	12,543,441.02
6,284,274.32	0.00	0.00	0.00	0.00	12,292,490.12
6,142,889.09	0.00	0.00	0.00	0.00	12,039,620.06
6,000,798.39	0.00	0.00	0.00	0.00	11,784,815.09
5,857,997.92	0.00	0.00	0.00	0.00	11,528,059.31
5,714,483.37	0.00	0.00	0.00	0.00	11,269,336.70
5,570,250.39	0.00	0.00	0.00	0.00	11,008,631.07
5,425,294.61	0.00	0.00	0.00	0.00	10,745,926.12
5,279,611.62	0.00	0.00	0.00	0.00	10,481,205.38
5,133,196.98	0.00	0.00	0.00	0.00	10,214,452.26
4,986,046.22	0.00	0.00	0.00	0.00	9,945,650.01
4,838,154.85	0.00	0.00	0.00	0.00	9,674,781.74
4,689,518.33	0.00	0.00	0.00	0.00	9,401,830.41
4,540,132.11	0.00	0.00	0.00	0.00	9,126,778.82
4,403,783.81	0.00	0.00	0.00	0.00	8,440,440.17
4,266,694.17	0.00	0.00	0.00	0.00	8,188,216.26
4,128,858.56	0.00	0.00	0.00	0.00	7,933,891.76
3,990,272.30	0.00	0.00	0.00	0.00	7,677,448.95
3,850,930.70	0.00	0.00	0.00	0.00	7,418,869.98
3,710,829.02	0.00	0.00	0.00	0.00	7,158,136.81
3,569,962.50	0.00	0.00	0.00	0.00	6,895,231.27
3,428,326.34	0.00	0.00	0.00	0.00	6,630,135.01
3,285,915.70	0.00	0.00	0.00	0.00	6,362,829.53
3,142,725.72	0.00	0.00	0.00	0.00	6,093,296.16
59,147,105.24	0.00	0.00	0.00	0.00	61,806,939.22

Gross Interest	Service Fee	Total Collat CF	A-1 BondBegBal	A-1 Int Pmt
$ 3,303,022.78	$ 511,978.23	$ 20,783,358.93	$ 104,000,000.00	$ 201,649.56
3,212,515.36	496,984.64	20,479,867.21	85,330,923.96	149,439.95
3,123,017.05	482,181.02	20,175,562.48	66,913,130.03	129,740.41
3,034,537.29	467,568.75	19,870,439.68	48,934,329.51	91,819.97
2,947,085.65	453,149.19	19,564,493.73	33,380,829.95	64,723.36
2,860,671.76	438,923.73	19,257,719.51	18,033,362.73	33,837.65
2,775,305.34	424,893.75	18,950,111.85	2,893,375.49	5,610.08
2,690,996.21	411,060.67	18,641,665.56	0.00	0.00
2,607,754.30	397,425.89	18,332,375.40	0.00	0.00
2,525,589.58	383,990.85	18,022,236.09	0.00	0.00
2,444,512.18	370,756.99	17,711,242.34	0.00	0.00
2,364,532.27	357,725.75	17,399,388.79	0.00	0.00
2,285,660.16	344,898.60	17,086,670.05	0.00	0.00
2,207,906.21	332,277.01	16,773,080.70	0.00	0.00
2,131,280.91	319,862.47	16,458,615.28	0.00	0.00
2,055,794.85	307,656.47	16,143,268.27	0.00	0.00
1,981,458.71	295,660.53	15,827,034.14	0.00	0.00
1,908,283.26	283,876.16	15,509,907.31	0.00	0.00
1,836,279.38	272,304.91	15,191,882.14	0.00	0.00
1,765,458.06	260,948.32	14,872,952.98	0.00	0.00
1,695,830.39	249,807.95	14,553,114.11	0.00	0.00
1,627,407.55	238,885.38	13,931,963.19	0.00	0.00
1,560,403.61	228,432.51	13,624,461.22	0.00	0.00
1,494,617.61	218,188.77	13,316,048.90	0.00	0.00
1,430,061.04	208,155.75	13,006,720.38	0.00	0.00
1,366,745.51	198,335.07	12,696,469.75	0.00	0.00
1,304,682.74	188,728.36	12,385,291.08	0.00	0.00
1,243,884.56	179,337.24	12,073,178.39	0.00	0.00
1,184,362.89	170,163.38	11,760,125.63	0.00	0.00
1,126,129.80	161,208.44	11,446,126.74	0.00	0.00
1,069,197.45	152,474.11	11,131,175.60	0.00	0.00
1,013,578.11	143,962.06	10,815,266.06	0.00	0.00
959,284.17	135,674.02	10,498,391.89	0.00	0.00
906,328.15	127,611.70	10,180,546.86	0.00	0.00
854,722.68	119,776.84	9,861,724.66	0.00	0.00
804,480.50	112,171.20	9,132,749.47	0.00	0.00
756,136.16	105,137.50	8,839,214.93	0.00	0.00
709,146.45	98,313.98	8,544,724.22	0.00	0.00
663,524.39	91,702.41	8,249,270.94	0.00	0.00
619,283.16	85,304.53	7,952,848.60	0.00	0.00
576,436.04	79,122.14	7,655,450.71	0.00	0.00
534,996.46	73,157.03	7,357,070.70	0.00	0.00
494,977.95	67,411.00	7,057,701.96	0.00	0.00
456,394.19	61,885.89	6,757,337.83	0.00	0.00
419,258.97	56,583.53	6,455,971.60	0.00	0.00
383,586.23	51,505.78	62,139,019.67	0.00	0.00

A-1 Prin Pmt	A-2 BondBegBal	A-2 Int Pmt	A-2 Prin Pmt	A-3 BondBegBal	A-3 Int Pmt
$18,669,076.04	$152,000,000.00	$618,133.33	$0.00	$144,000,000.00	$702,000.00
18,417,793.93	152,000,000.00	618,133.33	0.00	144,000,000.00	702,000.00
17,978,800.52	152,000,000.00	618,133.33	0.00	144,000,000.00	702,000.00
15,553,499.56	152,000,000.00	618,133.33	0.00	144,000,000.00	702,000.00
15,347,467.22	152,000,000.00	618,133.33	0.00	144,000,000.00	702,000.00
15,139,987.24	152,000,000.00	618,133.33	0.00	144,000,000.00	702,000.00
2,893,375.49	152,000,000.00	618,133.33	12,037,669.14	144,000,000.00	702,000.00
0.00	139,962,330.86	569,180.15	14,720,629.05	144,000,000.00	702,000.00
0.00	125,241,701.81	509,316.25	14,508,727.24	144,000,000.00	702,000.00
0.00	110,732,974.57	450,314.10	14,295,328.71	144,000,000.00	702,000.00
0.00	96,437,645.86	392,179.76	14,080,420.81	144,000,000.00	702,000.00
0.00	82,357,225.05	334,919.38	13,863,993.08	144,000,000.00	702,000.00
0.00	68,493,231.97	278,539.14	13,646,033.52	144,000,000.00	702,000.00
0.00	54,847,198.45	223,045.27	13,426,528.02	144,000,000.00	702,000.00
0.00	41,420,670.44	168,444.06	13,205,465.52	144,000,000.00	702,000.00
0.00	28,215,204.92	114,741.83	12,982,829.70	144,000,000.00	702,000.00
0.00	15,232,375.21	61,944.99	12,758,609.68	144,000,000.00	702,000.00
0.00	2,473,765.53	10,059.98	2,473,765.53	144,000,000.00	702,000.00
0.00	0.00	0.00	0.00	133,940,973.42	652,962.25
0.00	0.00	0.00	0.00	121,635,624.31	592,973.67
0.00	0.00	0.00	0.00	109,559,397.25	534,102.06
0.00	0.00	0.00	0.00	97,714,348.96	476,357.45
0.00	0.00	0.00	0.00	86,392,954.61	421,165.65
0.00	0.00	0.00	0.00	75,294,079.58	367,058.64
0.00	0.00	0.00	0.00	64,419,944.20	314,047.23
0.00	0.00	0.00	0.00	53,772,334.08	262,140.13
0.00	0.00	0.00	0.00	43,352,992.89	211,345.84
0.00	0.00	0.00	0.00	33,163,645.10	161,672.77
0.00	0.00	0.00	0.00	23,206,033.88	113,129.42
0.00	0.00	0.00	0.00	13,481,913.02	65,724.33
0.00	0.00	0.00	0.00	3,993,061.28	19,466.17
0.00	0.00	0.00	0.00	0.00	0.00
0.00	0.00	0.00	0.00	0.00	0.00
0.00	0.00	0.00	0.00	0.00	0.00
0.00	0.00	0.00	0.00	0.00	0.00
0.00	0.00	0.00	0.00	0.00	0.00
0.00	0.00	0.00	0.00	0.00	0.00
0.00	0.00	0.00	0.00	0.00	0.00
0.00	0.00	0.00	0.00	0.00	0.00
0.00	0.00	0.00	0.00	0.00	0.00
0.00	0.00	0.00	0.00	0.00	0.00
0.00	0.00	0.00	0.00	0.00	0.00
0.00	0.00	0.00	0.00	0.00	0.00
0.00	0.00	0.00	0.00	0.00	0.00
0.00	0.00	0.00	0.00	0.00	0.00
0.00	0.00	0.00	0.00	0.00	0.00

A-3 Prin Pmt	A-4 BondBegBal	A-4 Int Pmt	A-4 Prin Pmt	B BondBegBal	B Int Pmt
$0.00	$100,000,000.00	$592,500.00	$0.00	$61,781,000.00	$0.00
0.00	100,000,000.00	592,500.00	0.00	61,781,000.00	0.00
0.00	100,000,000.00	592,500.00	0.00	61,781,000.00	0.00
0.00	100,000,000.00	592,500.00	0.00	61,781,000.00	0.00
0.00	100,000,000.00	592,500.00	0.00	61,781,000.00	0.00
0.00	100,000,000.00	592,500.00	0.00	61,781,000.00	0.00
0.00	100,000,000.00	592,500.00	0.00	61,781,000.00	0.00
0.00	100,000,000.00	592,500.00	0.00	61,781,000.00	0.00
0.00	100,000,000.00	592,500.00	0.00	61,781,000.00	0.00
0.00	100,000,000.00	592,500.00	0.00	61,781,000.00	0.00
0.00	100,000,000.00	592,500.00	0.00	61,781,000.00	0.00
0.00	100,000,000.00	592,500.00	0.00	61,781,000.00	0.00
0.00	100,000,000.00	592,500.00	0.00	61,781,000.00	0.00
0.00	100,000,000.00	592,500.00	0.00	61,781,000.00	0.00
0.00	100,000,000.00	592,500.00	0.00	61,781,000.00	0.00
0.00	100,000,000.00	592,500.00	0.00	61,781,000.00	0.00
0.00	100,000,000.00	592,500.00	0.00	61,781,000.00	0.00
10,059,026.58	100,000,000.00	592,500.00	0.00	61,781,000.00	0.00
12,305,349.12	100,000,000.00	592,500.00	0.00	61,781,000.00	0.00
12,076,227.06	100,000,000.00	592,500.00	0.00	61,781,000.00	0.00
11,845,048.29	100,000,000.00	592,500.00	0.00	61,781,000.00	0.00
11,321,394.35	100,000,000.00	592,500.00	0.00	61,781,000.00	0.00
11,098,875.03	100,000,000.00	592,500.00	0.00	61,781,000.00	0.00
10,874,135.37	100,000,000.00	592,500.00	0.00	61,781,000.00	0.00
10,647,610.13	100,000,000.00	592,500.00	0.00	61,781,000.00	0.00
10,419,341.18	100,000,000.00	592,500.00	0.00	61,781,000.00	0.00
10,189,347.79	100,000,000.00	592,500.00	0.00	61,781,000.00	0.00
9,957,611.22	100,000,000.00	592,500.00	0.00	61,781,000.00	0.00
9,724,120.87	100,000,000.00	592,500.00	0.00	61,781,000.00	0.00
9,488,851.74	100,000,000.00	592,500.00	0.00	61,781,000.00	0.00
3,993,061.28	100,000,000.00	592,500.00	5,328,889.31	61,781,000.00	0.00
0.00	94,671,110.69	560,926.33	9,339,825.89	61,781,000.00	0.00
0.00	85,331,284.80	505,587.86	9,090,237.76	61,781,000.00	0.00
0.00	76,241,047.04	451,728.20	8,838,367.50	61,781,000.00	0.00
0.00	67,402,679.54	399,360.88	8,584,320.47	61,781,000.00	0.00
0.00	58,818,359.07	348,498.78	7,918,888.65	61,781,000.00	0.00
0.00	50,899,470.42	301,579.36	7,685,917.16	61,781,000.00	0.00
0.00	43,213,553.27	256,040.30	7,448,768.67	61,781,000.00	0.00
0.00	35,764,784.60	211,906.35	7,209,658.72	61,781,000.00	0.00
0.00	28,555,125.87	169,189.12	6,968,570.06	61,781,000.00	0.00
0.00	21,586,555.82	127,900.34	6,725,483.64	61,781,000.00	0.00
0.00	14,861,072.17	88,051.85	6,480,384.27	61,781,000.00	0.00
0.00	8,380,687.90	49,655.58	6,233,248.78	61,781,000.00	0.00
0.00	2,147,439.12	12,723.58	2,147,439.12	61,781,000.00	0.00
0.00	0.00	0.00	0.00	57,944,394.87	0.00
0.00	0.00	0.00	0.00	52,211,848.89	0.00

B Prin Pmt	B Bond Pct Orig*	Excess CF Release	Rsv Beg Bal	Rsv Release	OC Pct Curr*	OC Pct Orig*
$0.00	10.75%	$0.00	$1,436,781.61	$0.00	2.66%	2.58%
0.00	10.75	0.00	1,436,781.61	0.00	3.09	2.91
0.00	10.75	154,388.21	1,436,781.61	0.00	3.50	3.20
0.00	10.75	2,312,486.82	1,436,781.61	0.00	3.50	3.10
0.00	10.75	2,239,669.82	1,436,781.61	0.00	3.50	3.00
0.00	10.75	2,171,261.28	1,436,781.61	0.00	3.50	2.91
0.00	10.75	2,100,823.81	1,436,781.61	0.00	3.50	2.81
0.00	10.75	2,057,356.37	1,436,781.61	0.00	3.50	2.72
0.00	10.75	2,019,831.91	1,436,781.61	0.00	3.50	2.63
0.00	10.75	1,982,093.29	1,436,781.61	0.00	3.50	2.54
0.00	10.75	1,944,141.77	1,436,781.61	0.00	3.50	2.45
0.00	10.75	1,905,976.33	1,436,781.61	0.00	3.50	2.36
0.00	10.75	1,867,597.39	1,436,781.61	0.00	3.50	2.28
0.00	10.75	1,829,007.41	1,436,781.61	0.00	3.50	2.19
0.00	10.75	1,790,205.70	1,436,781.61	0.00	3.50	2.11
0.00	10.75	1,751,196.74	1,436,781.61	0.00	3.50	2.03
0.00	10.75	1,711,979.47	1,436,781.61	0.00	3.50	1.95
0.00	10.75	1,672,555.22	1,436,781.61	0.00	3.50	1.87
0.00	10.75	1,641,070.78	1,436,781.61	0.00	3.50	1.79
0.00	10.75	1,611,252.25	1,436,781.61	0.00	3.50	1.71
0.00	10.75	1,581,463.76	1,436,781.61	0.00	3.50	1.64
0.00	10.75	1,541,711.39	1,436,781.61	0.00	3.50	1.57
0.00	10.75	1,511,920.53	1,436,781.61	0.00	3.50	1.50
0.00	10.75	1,482,354.89	1,436,781.61	0.00	3.50	1.43
0.00	10.75	1,452,563.02	1,436,781.61	0.00	3.50	1.36
0.00	10.75	1,422,488.44	1,436,781.61	0.00	3.50	1.29
0.00	10.75	1,392,097.45	1,436,781.61	0.00	3.50	1.23
0.00	10.75	1,361,394.40	1,436,781.61	0.00	3.50	1.17
0.00	10.75	1,330,375.35	1,436,781.61	0.00	3.50	1.11
0.00	10.75	1,299,050.68	1,436,781.61	0.00	3.50	1.05
0.00	10.75	1,197,258.84	1,436,781.61	0.00	3.54	1.00
0.00	10.75	914,513.83	1,436,781.61	0.00	3.76	1.00
0.00	10.75	902,566.27	1,436,781.61	0.00	4.00	1.00
0.00	10.75	890,451.16	1,436,781.61	0.00	4.26	1.00
0.00	10.75	878,043.31	1,436,781.61	0.00	4.55	1.00
0.00	10.75	865,362.05	1,436,781.61	0.00	4.85	1.00
0.00	10.75	851,718.41	1,436,781.61	0.00	5.19	1.00
0.00	10.75	839,915.25	1,436,781.61	0.00	5.56	1.00
0.00	10.75	827,705.86	1,436,781.61	0.00	5.98	1.00
0.00	10.75	815,089.42	1,436,781.61	0.00	6.45	1.00
0.00	10.75	802,066.73	1,436,781.61	0.00	6.98	1.00
0.00	10.75	788,634.58	1,436,781.61	0.00	7.57	1.00
0.00	10.75	774,797.60	1,436,781.61	0.00	8.25	1.00
3,836,605.13	10.75	760,570.00	1,436,781.61	0.00	9.02	1.00
5,732,545.97	10.08	723,425.63	1,436,781.61	0.00	9.92	1.00
52,211,848.89	9.08	11,363,952.38	1,436,781.61	1,436,781.61	0.00	0.00

*	As a percentage of the aggregate principal balance of the receivables on the related date less the YSOC Amount as of the related date.